                          AMENDMENT TO SERVICES AGREEMENT




     This Amendment is made as of July 1, 1998, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, Denver Investment Advisors LLC ("Fund Affiliate"), and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") which are parties to a Services Agreement with Schwab, made as of March 26, 1996, as amended thereafter ("Services Agreement"). This Amendment amends the Services Agreement. Fund Affiliate and Fund Company are collectively referred to herein as "Fund Parties." All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Services Agreement.

     WHEREAS, Fund Parties wish Schwab to continue to perform recordkeeping, shareholder communications, and other services on behalf of the Funds as set forth in the Services Agreement;

     WHEREAS, Schwab is willing to continue to perform such services for the Funds on the terms and conditions set forth in the Services Agreement as amended herein;

     WHEREAS, the parties wish to amend Exhibit B to the Services Agreement to set forth a different Fee; and

     WHEREAS, the parties wish to amend Schedule II to the Services Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1. Exhibit B to the Services Agreement shall be deleted in its entirety and the Exhibit B attached hereto shall be inserted in lieu thereof.

     2. Schedule II to the Services Agreement shall be deleted in its entirety and the Schedule II attached hereto shall be inserted in lieu thereof.

     3. Except as specifically set forth herein, all other provisions of the Services Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

     CHARLES SCHWAB & CO., INC.              WESTCORE TRUST, on its own behalf
                                             and on behalf of each Fund

     By:  /s/Dennis P. Clark                 By:  /s/Jack D. Henderson
          ------------------------------          -----------------------------

          Dennis P. Clark                    Name:      Jack D. Henderson
          Vice President                           ----------------------------
          Mutual Funds                       Title:      Vice President
                                                   ----------------------------

     Date:   5-10-98                         Date:      5/13/98
           -----------------------------           ----------------------------

                                             DENVER INVESTMENT ADVISORS LLC

                                             By:  /s/Kenneth V. Penland
                                                  -----------------------------

                                             Name:     Kenneth V. Penland
                                                   ----------------------------

                                             Title:    Chairman
                                                   ----------------------------

                                             Date:      5/13/98
                                                   ----------------------------

                                     EXHIBIT B
                                 CALCULATION OF FEE

     1.   The following terms shall have the meanings defined below:

          a. "DAILY VALUE" shall mean the net asset value of a Fund's shares reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

          b. "EXCLUDED SHARES" shall mean (i) shares held in a Schwab brokerage account prior to the effective date of this Agreement as to the Fund, and (ii) shares first held in a Schwab brokerage account after the termination of this Agreement as to the Fund.

          c. "ORIGINAL QUALIFYING SHARES" shall mean all shares of a Fund which were held in Schwab brokerage accounts as of June 30, 1998, and which continue to be held in Schwab brokerage accounts on the date the shares are valued, but which are not Excluded Shares.

          d. "SUBSEQUENT QUALIFYING SHARES" shall mean all shares of a Fund which were held in Schwab brokerage accounts as of July 1, 1998, and which continue to be held in Schwab brokerage accounts on the date the shares are valued, but which are not Excluded Shares.

          e. "ORIGINAL FEE RATE" shall mean the fee rate to be applied to Original Qualifying Shares, as set forth below.

          f.   "SUBSEQUENT FEE RATE" shall mean 35 basis points per annum.

     2. The Original Fee Rate is determined based on the aggregate Daily Value of Original Qualifying Shares of all Funds listed on Schedule I, as amended from time to time, as of the prior review date. The review dates are December 31 and June 30. The Original Fee Rate is effective from the next business day following the review date up to and including the next review date. The Original Fee Rates are as follows:

Aggregate Daily Value of Original
Qualifying Shares                       Original Fee Rate
------------------------------------    ------------------------------------
Up to and including $500 million        35 basis points per annum

Over $500 million and up to and
Including $1.5 billion                  30 basis points per annum

Over $1.5 billion                       25 basis points per annum

     3. The rate scale for Original Qualifying Shares is not intended to produce a "blended rate." Rather, once a threshold is reached, the rate applicable to all Original Qualifying Shares will be applied to all Original Qualifying Shares. Thus, if as of a review date, the aggregate Daily Value of Original Qualifying Shares of all Funds is $501 million, the Original Fee Rate will be 30 basis points (to be applied to the aggregate Daily Value of Original Qualifying shares until the next review date).

     4. The fee shall be calculated by adding the aggregate Daily Value of Original Qualifying Shares multiplied by the Original Fee Rate, plus the Daily Value of Subsequent Qualifying Shares multiplied by the Subsequent Fee Rate. The fee shall be calculated daily and paid monthly in arrears.

     5. No adjustments will be made to the net asset values to correct errors in the net asset values reported to NASDAQ for any day unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock, p.m., San Francisco time, on the first business day after the day to which the error relates.

     6. At the request of Fund Parties, Schwab shall provide, on each business day, a statement detailing the average Daily Value of (i) Original Qualifying Shares, and (ii) Subsequent Qualifying Shares of each Fund and the amount of the fee for each Fund. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the fee due for each Fund. In the calculation of such fee, Schwab's records shall govern unless an error can be shown in the number of shares used in this calculation.

     7. Fund Parties shall pay Schwab the fee within thirty (30) days after Fund Parties' receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. Amounts less than $250 may, at Fund Parties' discretion, be paid by check.

                                    SCHEDULE II
                             TO THE SERVICES AGREEMENT

                                        ORIGINAL QUALIFYING SHARES FEE RATE
                                        -----------------------------------
Fund Company:
Westcore Trust                          0.00%          0.00%          0.00%

Fund Affiliate:
Denver Investment Advisors LLC          0.35%          0.30%          0.25%
                                        ----           ----           ----

Total                                   0.35%          0.30%          0.25%


                                                     SUBSEQUENT
                                                     QUALIFYING
                                                     SHARES FEE
                                                        RATE
                                                     ----------
Fund Company:
Westcore Trust                                         0.00%

Fund Affiliate:
Denver Investment Advisors LLC                         0.35%
                                                       ----
Total                                                  0.35%